SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 17, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

WOODBURY, N.Y., SPEEDWAY, IN. – September 17, 2014 – When production starts in 2015, the world’s first carbon fiber RV from Global Caravan Technologies will offer the ultimate in luxury and performance. The new towable CR-1 Carbon RV is a futuristic product injected with racecar, aerospace and information technology. The high-design interior fuses ultra leather and carbon fiber magic into impeccable modern luxury and superior performance. But the luxury and performance features do not end there.

During the recent World Premiere, GCT unveiled the CR-1 Carbon which features the MagicViewTM roof and MagicViewTM windshield with SPD-SmartGlass. This special glass which totals 28 square feet, was jointly developed with Research Frontiers licensee Vision Systems. SPD nanotechnology on this vehicle allows infinitely variable control of privacy between blackout and clear, and can be controlled by any smart-phone or other smart-devices.

In addition to controlling the level of light and glare coming into the RV, the MagicViewTM SPD-SmartGlass on RVs offers many other advantages. This technology provides unsurpassed thermal insulation: SPD-SmartGlass substantially rejects solar heat from entering RVs through windows. When compared to conventional automotive glass, Mercedes-Benz reported that the use of SPD-SmartGlass significantly reduced the temperature inside the vehicle by up to 18ºF/10ºC. This increases passenger comfort and reduces air conditioning loads, thereby saving fuel and reducing CO2 emissions. SPD-SmartGlass delivers other benefits to the living space in an RV, including unsurpassed acoustic insulation, elimination of blinds or pleated shades (reduced cleaning, rattling of shades and a general reduction in interior noise) and keeping an unoccupied RV cooler. The SPD-SmartGlass achieves its maximum dark state when the RV is parked/turned off and no power is consumed.

Global Caravan Technologies, Inc. (GCT) is a luxury RV and specialty vehicle innovator, committed to exceeding expectations of consumers in luxury vehicle markets worldwide, by focusing on design, innovation, and sustainability.

GCT is headquartered in Speedway, Indiana, the racing capital of the world and an enclave suburb of Indianapolis, in the United States. GCT has established a research and development facility next to the renowned Indianapolis Motor Speedway, and across the street from GCT’s key engineering partner, Dallara’s IndyCar Factory. Dallara is a world leader in the design, manufacture and development of racing cars, and is well known for engineering consultancy services for high performance road cars such as the Bugatti Veyron.

Chairman and President of GCT, Harrison Ding, said, “The CR-1 Carbon is the epitome of modern luxury, and the cutting edge MagicViewTM design with SPD-SmartGlass is an obvious must for this vehicle, as our customers expect nothing but the best in technology and comfort.”

For more information about Global Caravan Technologies and press accolades about the CR-1 Carbon, please visit: www.gctrv.com

For more information about GCT’s partner, Dallara, please visit: www.dallara.it

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Research Frontiers Press Release dated September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: September 17, 2014